                    [LOGO OF JONES INTERCABLE APPEARS HERE]


                                                                    May 15, 1995

Re: Notice of Proxy Mailing & Request for Indication of Proxy Solicitation Procedures
      Sale of Augusta, Georgia Cable Television System by Cable TV Fund 12-B,
      Ltd.


Dear Trustee/Custodian:

Jones Intercable, Inc. (the "General Partner") and Cable TV Fund 12-B, Ltd. (the "Partnership") have entered into a Purchase and Sale Agreement pursuant to which the Partnership has agreed to sell its Augusta, Georgia system to the General Partner. This contract pertains only to the Augusta system, not to the Partnership's interest in the systems owned by the Cable TV Fund 12-BCD Venture (the "Venture"). The Partnership will continue to own a nine percent interest in the Venture.

The sale of the Augusta system is contingent upon the holders of a majority of the limited partnership interests approving the sale. All registered owners of the Partnership's limited partnership interests will be sent a proxy statement that details the terms and conditions of the sale and seeks the limited partners' consent.

Our records indicate that you are a registered owner of limited partnership interests in the Partnership as trustee/custodian for your clients who are the beneficial owners of such limited partnership interests. The General Partner requires that you, as the entity registered as a limited partner on the Partnership's books and records, must vote the proxies for the interests registered in your name or assign your right to vote to the beneficial owners for the votes of your interests to be counted. Enclosed for your review is the General Partner's list of the beneficial owners of limited partnership interests that are registered in your name (Exhibit A).

As proxy execution procedures may vary among trustees/custodians, PLEASE CHECK
(x) ONE OF THE TWO ELECTION CHOICES described below and sign this side of the form to confirm the election you have indicated. Kindly return this form and YOUR AUTHORIZED SIGNER LIST to us in the enclosed envelope by May 26, 1995 or we will assume that you want the proxy materials sent only to you. NOTE: If you choose Election 2, please sign below to confirm your election AND sign the
                                                                  ---
OMNIBUS CONSENT on the reverse side of this form.


    [_]  ELECTION 1.  As a registered owner of limited partnership interests in the Partnership, we authorize the General Partner to mail proxy statements and proxy cards for each interest registered in our name only to us for our review and execution.

    [_]  ELECTION 2.  As a registered owner of limited partnership interests in the Partnership, we authorize the General Partner to mail proxy statements and proxy cards to the beneficial owners of the limited partnership interests that are registered in our name and for which we act as trustee/custodian. We further authorize the beneficial owners to execute the proxy cards on our behalf according to the terms and conditions set forth in the OMNIBUS CONSENT FORM THAT IS ON THE REVERSE SIDE OF THIS FORM. By this election, the signatures of the beneficial owners will be legally sufficient and the votes of the limited partnership interests registered in our name will be counted without our counter-signature on the proxy cards. We understand that a sample proxy statement will be sent to us for our records when it becomes available.



    Trustee/Custodian Name:   _______________________________________


                        By:   _______________________________________
                              Trustee/Custodian Authorized Signature

                              _____________________     _______________________
                              Title                     Date


Should you have any questions, please call our Investor Services Department at
(800) 572-6520, extension 7510.

Jones Intercable, Inc.
The General Partner


Enclosure:  Beneficial Owner list (Exhibit A)

9697 East Mineral Ave., Englewood, CO 80112-3446. P.O. Box 4713, Englewood, CO
               80155-4713. (303) 792-3111.  FAX (303) 790-9021

                                OMNIBUS CONSENT
                                ---------------

Re: Official Execution of Proxies - Sale of Augusta, Georgia Cable Television System by Cable TV Fund 12-B, Ltd.


As a registered owner of limited partnership interests (the "Interests") in Cable TV Fund 12-B, Ltd. (the "Partnership"), the undersigned hereby appoints as proxy (individually, a "Proxy") each of our clients that are named as beneficiaries in the registrations on the books of the Partnership with respect to the limited partnership interests that are registered in our name and for which we act as trustee/custodian, with full power of substitution in each to vote the number of Interests of the Partnership as are held on the books of the Partnership by the undersigned for the benefit of each named Proxy in the corresponding amount or amounts held by the undersigned for the benefit of each named Proxy as of the April 30, 1995 record date which the undersigned would be entitled to vote by written consent.

This authorization pertains to proxy cards executed by each named Proxy that is received by Jones Intercable, Inc. (the "General Partner") during the period beginning June 1, 1995 through September 30, 1995 or such later date to which the voting deadline for the proposal set forth in the Proxy Statement dated May 31,1995 regarding the sale of the Augusta, Georgia cable television system by the Partnership to the General Partner is extended.

The appointment of each Proxy, whether or not coupled with an interest, is revocable, at any time, by a filing by the undersigned with the Partnership or its duly authorized agents of an instrument similar to this instrument relating to the Interests of the Partnership, the filing of which instrument or instruments shall revoke the appointments specified herein only to the extent specified in such instrument or instruments. The undersigned does not authorize the Partnership to vote proxies for which the beneficial owners do not submit an executed proxy card.


This omnibus consent supersedes and revokes any and all appointments heretofore made by the undersigned with respect to the voting of Interests with respect to the sale of the Augusta, Georgia cable television system by the Partnership to the General Partner.






Trustee/Custodian Name:________________________________________

                    By:________________________________________
                       Trustee/Custodian Authorized Signature

                       ________________________  ______________
                       Title                     Date